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                               CODE OF REGULATIONS

                                       OF

                               LSI INDUSTRIES INC.


                                    ARTICLE I

                                   Fiscal Year

         Unless otherwise designated by resolution of the Board of Directors, the fiscal year of the Corporation shall commence on the 1st day of July of each year, or be such other period as the Board of Directors may designate by resolution.


                                   ARTICLE II

                                  Shareholders

SECTION 1. Annual Meetings. The Annual Meeting of the Shareholders of this Corporation, for the election of members of the Board of Directors, the consideration of financial statements and other reports, and the transaction of such other business as may properly be brought before such meeting, shall be held at such time as determined by the Board of Directors each year. Upon due notice, there may also be considered and acted upon at an Annual Meeting any matter which could properly be considered and acted upon at a Special Meeting in which case and for which purpose the Annual Meeting shall also be considered as, and shall be a Special Meeting. In the event the Annual Meeting is not held or if Directors are not elected thereat, a Special Meeting may be called and held for that purpose.

SECTION 2. Special Meetings. Special meetings of the Shareholders may be held on any business day when called by the Chairman of the Board, the President, a majority of directors, or persons holding fifty percent (50%) of all shares outstanding and entitled to vote. Calls for special business shall be considered at any such meeting other than that specified in the call therefor.

SECTION 3. Place of Meetings. Any meeting of Shareholders may be held at such place within or without the State of Ohio as may be designated in the Notice of said meeting.

SECTION 4.          Notice of Meeting and Waiver of Notice.

                    (a) Notice. Written notice of the time, place and purposes of any meeting of Shareholders shall be given to each Shareholder entitled thereto not less than seven (7)
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         days nor more than sixty (60) days before the date fixed for the meeting and as prescribed by law. Such notice shall be given either by personal delivery or mailed to each Shareholder entitled to notice of or to vote at such meeting. If such notice is mailed, it shall be directed, postage prepaid, to the Shareholders at their respective addresses as they appear upon the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. If any meeting is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such an adjournment is taken. No business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken.

                    (b) Notice to Joint Owners. All notices with respect to any shares to which persons are entitled by joint or common ownership may be given to that one of such persons who is named first upon the books of this Corporation, and notice so given shall be sufficient notice to all the holders of such shares.

                    (c) Waiver. Notice of any meeting, however, may be waived in writing by any Shareholder either before or after any meeting of Shareholders, or by attendance at such meeting without protest to the commencement thereof.

SECTION 5. Shareholders Entitled to Notice and to Vote. If a record date shall not be fixed or the books of the Corporation shall not be closed against transfers of shares pursuant to statutory authority, the record date for the determination of Shareholders entitled to notice of or to vote at any meeting of Shareholders shall be the close of business on the twentieth day prior to the date of the meeting and only Shareholders of record at such record date shall be entitled to notice of and to vote at such meeting. Such record date shall continue to be the record date for all adjournments of such meeting unless a new record date shall be fixed and notice thereof and of the date of the adjourned meeting be given to all Shareholders entitled to notice in accordance with the new record date so fixed.

SECTION 6. Quorum. At any meeting of Shareholders, the holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or by proxy, shall constitute a quorum for such meeting; provided, however, that no action required by law, the Articles, or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of the Corporation may be authorized or taken by a lesser proportion. The Shareholders present in person or by
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proxy, whether or not a quorum be present, may adjourn the meeting from time to time without notice other than by announcement at the meeting.

SECTION 7.          Organization of Meetings.

                    (a) Presiding Officer. The Chairman of the Board, or in his absence, the President, or in the absence of both of them, a Vice President of the Corporation, shall call all meetings of the Shareholders to order and shall act as Chairman thereof; if all are absent, the Shareholders shall elect a Chairman.

                    (b) Minutes. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, or, in the absence of both, a person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and shall keep and make a record of the proceedings thereat.

SECTION 8. Order of Business. The order of business at all meetings of the Shareholders, unless waived or otherwise changed by the Chairman of the meeting or the Board of Directors, shall be as follows:

         1.         Call meeting to order.
         2.         Selection of Chairman and/or Secretary, if necessary.
         3.         Proof of notice of meeting and presentment of affidavit
                    thereof.
         4.         Roll call, including filing of proxies with Secretary.
         5.         Upon appropriate demand, appointment of inspectors of
                    election.
         6.         Reading, correction and approval of previously unapproved
                    minutes.
         7.         Reports of officers and committees.
         8. If annual meeting, or meeting called for that purpose, election of Directors.
         9.         Unfinished business, if adjourned meeting.
         10.        Consideration in sequence of all other matters set forth in the call for and written notice of the meeting.
         11.        Any new business other than that set forth in the notice of the meeting which shall have been submitted to the
                    Secretary of the corporation in writing at least fifteen days prior to the date of the meeting.
         12.        Adjournment.
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SECTION 9.          Voting.  Except as provided by statute or in the Articles, every Shareholder entitled to vote shall be entitled to cast one vote on each proposal submitted to the meeting for each share held of record by him on the record date for the determination of the Shareholders entitled to vote at the meeting. At any meeting at which a quorum is present, all questions and business which may come before the meeting shall be determined by a majority of votes cast, except when a greater proportion is required by law, the Articles, or these Regulations.

SECTION 10. Proxies. A person who is entitled to attend a Shareholders' meeting, to vote thereat, or to execute consents, waivers and releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases and exercise any of his rights, by proxy or proxies appointed by a writing signed by such person, or by his duly authorized attorney, as provided by the laws of the State of Ohio.

SECTION 11. List of Shareholders. At any meeting of Shareholders a list of Shareholders, alphabetically arranged, showing the number and classes of shares held by each on the record date applicable to such meeting, shall be produced on the request of any Shareholder.

                                  ARTICLE III

                                   Directors

SECTION 1.          General Powers.

         The authority of this Corporation shall be exercised by or under the direction of the Board of Directors, except where the law, the Articles or these Regulations require action to be authorized or taken by the Shareholders.

SECTION 2.          Election, Number and Qualification of Directors.

                    (a) Election. The Directors shall be elected at the annual meeting of the Shareholders, or if not so elected, at a special meeting of Shareholders called for that purpose. Only persons nominated by an officer, director or in writing by a shareholder at least five days prior to the meeting at which directors are to be elected shall be eligible for election.

                    (b) Number and Term. The Board of Directors shall be classified with respect to the time for which they shall severally hold office, by dividing them into two classes, to be known as classes "A" and "B". Of the Directors first
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         chosen, Class A shall consist of four Directors, each to hold office for two years, or until the second annual meeting of Shareholders; Class B shall consist of three Directors, each to hold office for one year, or until the next annual meeting of Shareholders. At each annual meeting, the successors to the class of Directors whose term shall expire in that year shall be elected to hold office for the term of two years, so that the term of office of one class of Directors shall expire in each year. The total number of Directors and the number of Directors of each class may be fixed or changed at a meeting of the Shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. In addition, the total number of Directors and the number of Directors of each class may be fixed or changed by action of the Directors at meeting called for that purpose at which a quorum is present by a majority vote of the Directors present at the meeting. The Directors then in office may fill any Director's office that is created by an increase in the number of Directors. The number of Directors elected shall be deemed to be the number of Directors fixed unless otherwise fixed by resolution adopted at the meeting at which such Directors are elected.

                    (c) Qualifications. Directors need not be Shareholders of the Corporation.

SECTION 3.          Term of Office of Directors.

                    (a) Term. Each Director shall hold office until the next annual meeting of the Shareholders and until his successor has been elected or until his earlier resignation, removal from office, or death. Directors shall be subject to removal as provided by statute or by other lawful procedures and nothing herein shall be construed to prevent the removal of any or all Directors in accordance therewith.

                    (b) Resignation. A resignation from the Board of Directors shall be deemed to take effect immediately upon its being received by any incumbent corporate officer other than an officer who is also the resigning Director, unless some other time is specified therein.

                    (c) Vacancy. In the event of any vacancy in the Board of Directors for any cause, the remaining Directors, though less than a majority of the whole Board, may fill any such vacancy for the unexpired term.
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SECTION 4.          Meetings of Directors.

                    (a) Regular Meetings. A regular meeting of the Board of Directors shall be held immediately following the adjournment of the annual meeting of the Shareholders or a special meeting of the Shareholders at which Directors are elected. The holding of such Shareholders' meeting shall constitute notice of such Directors' meeting and such meeting shall be held without further notice. Other regular meetings shall be held at such other times and places as may be fixed by the Directors.

                    (b) Special Meetings. Special Meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the President, any Vice President, or any two Directors.

                    (c) Place of Meeting. Any meeting of Directors may be held at such place within or without the State of Ohio as may be designated in the notice of said meeting.

                    (d) Notice of Meeting and Waiver of Notice. Notice of the time and place of any regular or special meeting of the Board of Directors (other than the regular meeting of Directors following the adjournment of the annual meeting of the Shareholders or following any special meeting of the Shareholders at which Directors are elected) shall be given to each Director by personal delivery, telephone, mail, telegram or cablegram at least forty-eight hours before the meeting, which notice need not specify the purpose of the meeting. Such notice, however, may be waived in writing by any Director either before or after any such meeting, or by attendance at such meeting without protest prior to the commencement thereof.

SECTION 5.          Quorum and Voting.

         At any meeting of Directors, not less than one-half of the whole authorized number of Directors is necessary to constitute a quorum for such meeting, except that a majority of the remaining Directors in office constitutes a quorum for filling a vacancy in the Board. At any meeting at which a quorum is present, all acts, questions, and business which may come before the meeting shall be determined by a majority of votes cast by the Directors present at such meeting, unless the vote of a greater number is required by the Articles, Regulations or By-Laws.
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SECTION 6.          Committees.

                    (a) Appointment. The Board of Directors may from time to time appoint certain of its members to act as a committee or committees in the intervals between meetings of the Board and may delegate to such committee or committees power to be exercised under the control and direction of the Board. Each such committee and each member thereof shall serve at the pleasure of the Board.

                    (b) Executive Committee. In particular, the Board of Directors may create from its membership and define the powers and duties of an Executive Committee. During the intervals between meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management and control and the business of the Corporation to the extent permitted by law. All action taken by the Executive Committee shall be reported to the Board of Directors at its first meeting thereafter.

                    (c) Committee Action. Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing signed by all its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it.

SECTION 7.          Action of Directors Without a Meeting.

         Any action which may be taken at a meeting of Directors may be taken without a meeting if authorized by a writing or writings signed by all the Directors, which writing or writings shall be filed or entered upon the records of the Corporation.

SECTION 8.          Compensation of Directors.

         The Board of Directors may allow compensation for attendance at meetings or for any special services, may allow compensation to the member of any committee, and may reimburse any Director for his expenses in connection with attending any Board or committee meeting.
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SECTION 9.          Relationship with Corporation.

         Directors shall not be barred from providing professional or other services to the Corporation. No contract, action or transaction shall be void or voidable with respect to the Corporation for the reason that it is between or affects the Corporation and one or more of its Directors, or between or affects the Corporation and any other person in which one or more of its Directors are directors, trustees or officers or have a financial or personal interest, or for the reason that one or more interested Directors participate in or vote at the meeting of the Directors or committee thereof that authorizes such contract, action or transaction, if in any such case any of the following apply:

                    (a) the material facts as to the Director's relationship or interest and as to the contract, action or transaction are disclosed or are known to the Directors or the committee and the Directors or committee, in good faith, reasonably justified by such facts, authorize the contract, action or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum;

                    (b) the material facts as to the Director's relationship or interest and as to the contract, action or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract, action or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation held by persons not interested in the contract, action or transaction; or

                    (c) the contract, action or transaction is fair as to the Corporation as of the time it is authorized or approved by the Directors, a committee thereof or the shareholders.

SECTION 10.         Attendance at Meetings of
                    Persons Who Are Not Directors

         Unless waived by a majority of Directors in attendance, not less than twenty-four (24) hours before any regular or special meeting of the Board of Directors any Director who desires the presence at such meeting of not more than one person who is not a Director shall so notify all other Directors, request the presence of such person at the meeting, and state the reason in writing. Such person will not be permitted to attend the
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Directors' meeting unless a majority of the Directors in attendance vote to admit such person to the meeting. Such vote shall constitute the first order of business for any such meeting of the Board of Directors. Such right to attend, whether granted by waiver or vote, may be revoked at any time during any such meeting by the vote of a majority of the Directors in attendance.


                                   ARTICLE IV

                                    Officers

SECTION 1.          General Provisions.

         The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect a Chairman of the Board, one or more Vice Presidents, and such other officers and assistant officers as the Board may from time-to-time deem necessary. The Chairman of the Board, if any, shall be a Director, but none of the other officers need be a Director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers.

SECTION 2.          Powers and Duties.

         All officers, as between themselves and the Corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the powers or duties of such officer, or any of them may be delegated, to any other officer or to any Director. The Board of Directors may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties.

SECTION 3.          Term of Office and Removal.

                    (a) Term. Each officer of the Corporation shall hold office at the pleasure of the Board of Directors, and unless sooner removed by the Board of Directors, until the meeting of the Board of Directors following the date of election of Directors and until his successor is elected and qualified.
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                    (b)      Removal.  The Board of Directors may remove any
         officer at any time with or without cause by the affirmative vote of a majority of Directors in office.

SECTION 4.          Compensation of Officers.

         Unless compensation is otherwise determined by a majority of the Directors at a regular or special meeting of the Board of Directors or unless such determination is delegated by the Board of Directors to another officer or officers, the President of the Corporation from time to time shall determine the compensation to be paid to all officers and other employees for services rendered to the Corporation.


                                   ARTICLE V

                   Indemnification of Directors and Officers

SECTION 1.          Right of Indemnification.

         Each Director, officer and member of a committee of this Corporation, and any person who may have served at the request of this Corporation as a Director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, such person's heirs, executors and administrators, shall be indemnified by the Corporation against all costs and expenses actually and reasonably incurred by such person concerning, or in connection with, the defense of any claim asserted or suit or proceeding brought against such person by reason of that person's conduct, actions or inaction in such capacity at the time of incurring such costs or expenses, except costs and expenses incurred in relation to matters as to which such person shall have been willfully derelict in the performance of such person's duty. Such costs and expenses shall include the cost of reasonable settlements (with or without suit), judgments, attorneys' fees, costs of suit, fines and penalties and other liabilities (other than amounts paid by any such person to this Corporation or any subsidiary thereof). To the extent any of the indemnification provisions set forth in this Article prove to be ineffective for any reason in furnishing the indemnification provided or limit in any way the indemnification available under Ohio law, each of the persons named above shall be indemnified by the Corporation to the fullest extent permitted by the General Corporation Law of Ohio, as the same exists or may hereafter be amended.
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SECTION 2.          Definition of Performance.

         For the purposes of this Article, a Director, officer or member of a committee shall conclusively be deemed not to have been willfully derelict in the performance of such person's duty as such Director, officer or member of committee:

                    (a) Determination by Suit. In a matter which shall have been the subject of a suit or proceeding in which such person was a party which is disposed of by adjudication on the merits, unless such person shall have been finally adjudged in such suit or proceeding to have been willfully derelict in the performance of that person's duty as such Director, officer or member of a committee; or

                    (b) Determination by Committee. In a matter not falling within (a) above, a majority of disinterested members of the Board of Directors or a majority of a committee of disinterested Shareholders of the Corporation, selected as hereinafter provided, shall determine that such person was not willfully derelict. Such determination shall be made by the disinterested members of the Board of Directors except where such members shall determine that such matter should be referred to said committee of disinterested Shareholders.

SECTION 3.          Selection of Committee.

         The selection of a committee of Shareholders provided above may be made by the majority vote of the disinterested Directors or, if there be no disinterested Director or Directors, by the chief executive officer of the Corporation. A Director or Shareholder shall be deemed disinterested in a matter if such person has no interest therein other than as a Director or Shareholder of the Corporation as the case may be. The Corporation shall pay the fees and expenses of the Shareholders or Directors, as the case may be, incurred in connection with making a determination as above provided.

SECTION 4.          Non-Committee Determination.

         In the event that a Director, officer or member of a committee shall be found by some other method not to have been willfully derelict in the performance of such person's duty as such Director, officer or member of a committee, then such determination as to dereliction shall not be questioned on the ground that it was made otherwise than as provided above.
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SECTION 5.          Indemnification by Law.

         The foregoing right of indemnification shall be in addition to any rights to which any such person may otherwise be entitled as a matter of law.

SECTION 6.          Miscellaneous.

         The right of indemnification conferred hereby shall be extended to any threatened action, suit or proceeding, and the failure to institute it shall be deemed its final determination. Advances may be made by the Corporation against costs, expenses and fees, as and upon the terms, determined by the Board of Directors.


                                   ARTICLE VI

                       Securities Held by the Corporation

SECTION 1.          Transfer of Securities Owned by the Corporation.

         All endorsements, assignments, transfers, stock powers, share powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the President, by a Vice President, by the Secretary or by the Treasurer or by any other person or persons as may be thereunto authorized by the Board of Directors.

SECTION 2.          Voting Securities Held by the Corporation.

         The Chairman of the Board, President, and Vice President, Secretary or Treasurer, in person or by another person thereunto authorized by the Board of Directors, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any securities issued by other corporations which the Corporation may own.


                                  ARTICLE VII

                               Share Certificates

SECTION 1.          Transfer and Registration of Certificates.

         The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Articles or
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these Regulations, as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

SECTION 2.          Substituted Certificates.

         Any person claiming that a certificate for shares has been lost, stolen or destroyed, shall make an affidavit or affirmation of that fact and, if required, shall give the Corporation (and its registrar or registrars and its transfer agent or agents, if any) a bond of indemnity, in such form and with one or more sureties satisfactory to the Board, and, if required by the Board of Directors, shall advertise the same in such manner as the Board of Directors may require, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.


                                  ARTICLE VIII

                   Consistency with Articles of Incorporation

         If any provisions of these Regulations shall be inconsistent with the Corporation's Articles of Incorporation (and as they may be amended from time to time), the Articles of Incorporation (as so amended at the time) shall govern.


                                   ARTICLE IX

                                Section Headings

         The headings contained in this Code of Regulations are for reference purposes only and shall not be construed to be part of and/or shall not affect in any way the meaning or interpretation of this Code of Regulations.


                                    ARTICLE X

                                   Amendments

         This Code of Regulations of the Corporation (and as it may be amended from time-to-time) may be amended or added to by the affirmative vote or the written consent of the Shareholders of record entitled to exercise a majority of the voting power on such proposal, except for an amendment to Article II, Section
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2(b) relating to the classification of Directors which shall require the affirmative vote of two-thirds (2/3) of the holders of outstanding shares; provided, however, that if an amendment or addition or adopted by written consent without a meeting of the Shareholders, it shall be the duty of the Secretary to enter the amendment or addition in the records of the Corporation, and to mail a copy of such amendment or addition to each Shareholder of record who would be entitled to vote thereon and did not participate in the adoption thereof.